Exhibit 99.1

Exicure Provides Business Update Amid COVID-19 Pandemic

- Phase 2 stage of its Phase 1b/2 clinical trial of AST-008 is still expected to begin in 2nd quarter
- Research labs open for critical R&D activity; progress continues on Friedreich’s Ataxia development and collaboration programs
- Preliminary unaudited cash, cash equivalents, and short-term investments as of February 29, 2020 was $107.7 million

CHICAGO and Cambridge, Mass.—March 30, 2020—Exicure, Inc. (NASDAQ:XCUR), the pioneer in gene regulatory and immunotherapeutic drugs utilizing spherical nucleic acid (SNA™) technology, today provided an update on the company’s operations in response to the global COVID-19 pandemic and the company’s current evaluation of the impact the pandemic may have on the company’s clinical trials, preclinical research and development (R&D) and general business operations.
“Exicure is carefully monitoring the developing COVID-19 crisis and we have taken active measures, both as required by government regulation and as judgement suggests, to protect the health of our employees, their families, our communities, as well as clinical trial investigators, patients, and caregivers,” said Dr. David Giljohann, Exicure’s Chief Executive Officer. “While health and safety are our first priorities, we also have a strong commitment to our fundamental mission of serving patients with unmet medical needs. We are taking appropriate actions to continue our critical research and development programs and are grateful to our employees and their families for their commitment to this mission.”
Employees and Business Operations
On March 21, 2020, Governor Pritzker of Illinois announced a “stay-at-home” order restricting all Illinois residents to their homes, with few limited exceptions, until at least April 7, 2020. However, the Governor also designated certain businesses, such as biotechnology companies, as “essential” businesses, thereby permitting Exicure to continue its R&D operations. The Company continues to pursue its pre-clinical development programs and clinical programs as further described below.

AST-008, for Immuno-oncology
Exicure continues to monitor its ongoing trial of AST-008. As previously disclosed, the company is completing the Phase 1b stage of its Phase 1b/2 clinical trial of AST-008 in both Merkel cell carcinoma and in cutaneous squamous cell carcinoma and is preparing to begin the Phase 2 stage of dose expansion for intratumoral AST-008 in patients with advanced or metastatic Merkel cell carcinoma or cutaneous squamous cell carcinoma. At this time, and given the severity of both of these indications, Exicure continues to believe that the Phase 2 stage of the trial will begin as expected in the second quarter of 2020. Exicure currently has seven trial sites open. The company continues to be in close communication with its clinical sites and, among other things, has confirmed that AST-008 is available for conduct of the trial at each of the sites. Exicure remains committed to maintaining its development plans of AST-008 and continues to monitor the rapidly evolving situation.
AST-008, as an immune system adjuvant
In 2015, Exicure scientists published experimental results examining the potential of immuno-stimulatory SNAs such as AST-008 to function as vaccine adjuvants. Those published studies demonstrated that immuno-stimulatory, SNA-based, adjuvants induced a significant and desired immunological memory response to a model peptide in mice, indicating that SNAs may be useful in vaccines. Exicure is considering various tactics for advancing this feature of the SNA platform and the potential for collaboration with government agencies and pharmaceutical companies in the vaccine space.

Neurology
Exicure’s pre-clinical development program in Friedreich’s ataxia is being conducted in the company’s R&D labs. Preclinical research is ongoing. The company affirms its guidance that IND-enabling studies for XCUR-FXN are expected in late 2020.
Collaborations
As previously disclosed, Exicure entered into a collaboration with Allergan Pharmaceuticals International Limited in late 2019 to pursue preclinical research and discovery in two pre-clinical programs related to the treatment of hair loss disorders. R&D activities continue to progress under this collaboration and, as of the date of this press release, there is no current anticipated effect on these activities. In early 2019, Exicure entered into a collaboration agreement with Dermelix Biotherapeutics under which Dermelix will develop a targeted therapy for the treatment of Netherton Syndrome (NS). As of the date of this press release, preclinical R&D activities under this collaboration remain ongoing.
Cash Position
The company is currently evaluating the impact of COVID-19 on its 2020 financial guidance and expects to provide more detail, to the extent practicable, in connection with its first quarter 2020 earnings update.
Exicure does not anticipate a change to its prior guidance and continues to believes its current cash will finance operations into early 2022. Preliminary unaudited cash, cash equivalents and short-term investments as of February 29, 2020 was approximately $107.7 million.
About Exicure
Exicure, Inc. is a clinical-stage biotechnology company developing therapeutics for neurology, immuno-oncology, inflammatory diseases and other genetic disorders based on our proprietary Spherical Nucleic Acid, or SNA technology. Exicure believes that its proprietary SNA architecture has distinct chemical and biological properties that may provide advantages over other nucleic acid therapeutics and may have therapeutic potential to target diseases not typically addressed with other nucleic acid therapeutics. Exicure is in preclinical development of XCUR-FXN, an SNA-based therapeutic candidate for the treatment of Friedreich’s ataxia (FA). Exicure's drug candidate AST-008 is currently in a Phase 1b/2 clinical trial in patients with advanced solid tumors. Exicure is based outside of Chicago, IL and also has an office in Cambridge, MA.
For more information, visit Exicure’s website at www.exicuretx.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward looking including, but not limited to, statements about the company’s financial condition, preliminary unaudited financial information and cash runway; its plans, initiatives and expectations in light of and in response to the COVID-19 pandemic and its impacts on global healthcare systems and business; its plans for development of AST-008, including its Phase 1b/2 clinical trial; the ability for use of AST-008 to function as an immune system vaccine adjuvant as well as the intent and potential to pursue collaborations for further development of AST-008; the timing of the company’s clinical development including its expectation that it will start dosing patients in the Phase 2 stage of its Phase 1b/2 clinical trial in the second quarter of 2020; the anticipated timing of clinical developments and the timing and results of clinical studies, including with respect the impact of COVID-19 on XCUR-FXN; the potential of the company’s collaborations and R&D efforts; the expected timing of guidance on the company’s financial outlook and the assessment and timing of the company’s employees returning to normal work practices. The forward-looking statements in this press release speak only as of the date of this press release, and the company undertakes no obligation to update these forward-looking statements. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risks that the COVID-19 pandemic may disrupt the company’s business and/or the global healthcare system more severely than anticipated, which may have the effect of further delaying our ability to enroll and complete our ongoing Phase 1b/2 clinical trial, unexpected costs, charges or expenses that reduce cash runway; that the company’s pre-clinical or clinical programs do not advance or result in approved products on a timely or cost effective basis or at all; the cost, timing and results of clinical trials; that many drug candidates do not become approved drugs on a timely or cost effective basis or at all; the ability to enroll patients in clinical trials; possible safety and efficacy concerns; regulatory developments; and the ability of Exicure to protect its intellectual property rights. Furthermore, data from preclinical studies often fails to be indicative of outcomes in human trials. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our most recent Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Exicure undertakes no duty to update this information, except as required by law. In addition, the COVID-19 pandemic and the associated containment efforts have had a serious adverse impact on the economy, the severity and duration of which are uncertain. Government stabilization efforts will only partially mitigate the consequences. The extent and duration of the impact on the company’s business and operations is highly uncertain, and that impact includes effects on its clinical trial operations and supply chain. Factors that will influence the impact on the company’s business and operations include the duration and extent of the pandemic, the extent of imposed or recommended containment and mitigation measures, and the general economic consequences of the pandemic. The pandemic could have a material adverse impact on the company’s business, operations and financial results for an extended period of time.

Media Contact:
MacDougall
Karen Sharma
781-235-3060
ksharma@macbiocom.com

3